EXHIBIT 10.2

FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

May __, 2003

Mr.
Orbital Sciences Corporation
21839 Atlantic Blvd.
Dulles, Virginia 20166

Dear ____:

     Orbital Sciences Corporation and its subsidiaries (together, the “Company”) consider the maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders. In this connection, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Accordingly, the Company’s Board of Directors (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including yourself, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     This letter agreement (the “Agreement”) sets forth the severance benefits that the Company agrees will be provided to you in the event your employment with the Company terminates following a “Change in Control” (as defined in Section 2 hereof) under the circumstances described below. This Agreement is not an employment contract nor does it alter your status as an at-will employee of the Company. No benefit shall be payable under this Agreement except on termination of your employment with the Company as a result of a Change in Control (as defined below).

     1.     Term.  This Agreement commences as of                                 , and shall remain in effect so long as you are employed as an executive officer of the Company, provided, however, that in the event of a Change in Control, this Agreement shall remain in full force and effect for a 24-month period commencing on the date of the Change in Control regardless of whether you remain an executive officer of the Company during such 24-month period.

Mr.
Orbital Sciences Corporation
May __, 2003

2.	Change in Control. For purposes of this Agreement, a Change in Control shall mean:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

(b) within any 24-month period, the persons who were directors of the Company immediately prior thereto (the “Incumbent Board”) shall cease to constitute a majority of the Board of Directors of the Company or of its successor by merger, consolidation or sale of assets. For this purpose, the Incumbent Board includes any new director whose (i) election to the Board resulted from a vacancy caused by the retirement, death or disability of a director and was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (ii) nomination to the Board was approved by a committee of the Board whose majority consisted of directors who were directors in office at the beginning of the period; or

(c) the consummation by the Company of a reorganization, merger, consolidation or sale or disposition of all or substantially all the assets of the Company (other than any such transaction initiated by the action of the Board) (a “Business Combination”), the result of which is that (i) the stockholders of the Company at the time of the execution of the agreement to effect the Business Combination own less than 60% of the total equity of the surviving or resulting entity entitled to vote generally in the election of directors, (ii) a Person (excluding any corporation resulting from the Business Combination) becomes the beneficial owner of 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were not members of the Board of Directors of the Company at the time of execution of the initial agreement or other action of the Board that provided for such Business Combination.

     Notwithstanding the above, a Change in Control shall not be deemed to occur as a result of a transaction where either you, individually or as an officer, director or 5% stockholder or partner of any entity, or any employee benefit plan (or related trust) of the Company (a) becomes the beneficial owner of securities representing 30% or more of the combined voting power of the

Mr.
Orbital Sciences Corporation
May __, 2003

Company’s then outstanding securities, or (b) enters into an agreement with the Company providing for the merger, consolidation, or sale or transfer of all or substantially all the assets of the Company. In addition, a Change in Control shall not be deemed to occur where you enter into an employment agreement with the Company, any Person whose acquisition of the Company’s securities resulted in the Change in Control or any entity resulting from a Business Combination.

     3.     Termination Following Change in Control.  If a Change in Control as described in Section 2 occurs, you shall be entitled to the benefits provided in Section 4 of this Agreement if your employment is terminated by the Company for Disability or Cause, as described below, or by you for Good Reason, as described below.

     (i)  Disability.  If, as a result of your incapacity due to physical or mental illness, you shall have been absent from your duties with the Company on a full-time basis for nine consecutive months, and within 30 days after written notice of termination is given you shall not have returned to the full-time performance of your duties, the Company may terminate your employment for “Disability.”

     (ii)  Cause.  Termination by the Company of your employment for “Cause” shall mean termination on (A) the willful and continued failure by you substantially to perform your duties with the Company in accordance with the instructions of the Board or the executive officers to whom you report (other than any such failure resulting from your incapacity due to physical or mental illness), after a demand for substantial performance is delivered to you by the Board which specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (B) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on your part shall be considered “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clause (A) or (B) of the first sentence of this Subsection and specifying the particulars thereof in detail.

     (iii)    Good Reason.  You shall be entitled to terminate your employment for Good Reason in connection with a Change in Control. For purposes of this Agreement, “Good Reason” shall mean:

Mr.
Orbital Sciences Corporation
May __, 2003

(A) without your written consent, the assignment to you of any position (including status, offices, titles and reporting requirements), authorities, duties and responsibilities, that are not at least commensurate in all material respects with the most significant of those held, exercised and assigned by you at any time during the 180-day period immediately preceding a Change in Control, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by you;

(B) a reduction by the Company in your annual base salary (“Annual Base Salary”), which for the purposes of this Agreement shall mean an amount at least equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to you by the Company in respect of the 12-month period immediately preceding the month in which the Change of Control occurs;

(C) the Company’s requiring you to be based anywhere other than the office of the Company in which you are based prior to the Change in Control or any office or location within a 50 mile radius of such office, except for required travel on the Company’s business to an extent substantially consistent with your present business travel obligations;

(D) the failure by the Company to continue in effect any compensation plan in which you participate, or to provide you with plans substantially similar, including but not limited to any stock purchase plan, stock option plan, incentive compensation, bonus, and other plan in which you were participating at the time of the Change in Control, or the failure by the Company to continue your participation therein;

(E) the failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company’s retirement, pension, 401(k), deferred compensation, life insurance, medical, health, accident, disability or other benefit plans in which you were participating at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits enjoyed by you at the time of the Change in Control, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control;

(F) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or

Mr.
Orbital Sciences Corporation
May __, 2003

(G) any termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(iv) hereof (and, if applicable, Section 3(ii) hereof); and for purposes of this Agreement, no such purported termination shall be effective.

            (iv)    Notice of Termination. Any termination by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6 hereof, and if by the Company for Cause, shall not be effective unless such notice includes the information set forth in Section 3(ii) hereof.

            (v)    Date of Termination, etc. “Date of Termination” shall mean (A) if your employment is terminated by reason of death or Disability, the date of your death or 30 days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such 30 day period), as the case may be, (B) if your employment is terminated by the Company for Cause or for any other reason, the date specified in the Notice of Termination which shall not be less than 30 days from the date such Notice of Termination is given, and (C) if you terminate your employment for “Good Reason,” the date such Notice of Termination is given or any later date specified therein.

     4.      Benefits Upon Termination or During Disability.

          (i)    During any period that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, and in the event your employment is terminated pursuant to Section 3(i) hereof, your benefits shall be determined in accordance with the Company’s insurance and benefit programs then in effect.

          (ii)    If your employment shall be terminated for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to you under this Agreement.

          (iii)    If your employment shall be terminated immediately prior to or any time after a Change in Control (a) by the Company for any reason other than for Cause or Disability or (b) by you for Good Reason, then you shall be entitled to all the benefits provided below:

(A) The Company shall pay you on the Date of Termination your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

(B) In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay to you, not later than 15 days following the Date of Termination, a lump sum payment equal to two times the sum of (a) your Annual

Mr.
Orbital Sciences Corporation
May __, 2003

Base Salary and (b) the sum of any incentive, annual and other cash bonuses, paid to you for the 12-month period immediately preceding the month in which the Change in Control occurred.

(C) The Company shall also immediately fully vest you in all your account balances under the Company’s retirement, deferred compensation and pension plans (the “Plans”); provided, however, that should the Company be unable to provide for such vesting under the terms of any such Plans, the Company shall pay to you in the manner and as directed by you, an amount that equals on an after-tax basis the value of any amounts that were not vested or would otherwise be forfeited by you under the Plans upon your termination of employment with the Company.

(D) The Company shall also allow you the opportunity to surrender to the Company any then outstanding vested and unvested options (whether exercisable or not) to purchase Common Stock of the Company and any of its subsidiaries and affiliates that you own and that you did not previously surrender or convert in the transaction that resulted in the Change in Control, and the Company shall promptly pay to you in consideration therefor a cash payment equal to the difference between the respective exercise price for such options and the higher of the (a) highest price paid in connection with the transaction that resulted in the Change in Control or (b) then current fair-market value.

(E) The Company shall also pay to you all reasonable legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement) upon presentation to the Company of a reasonably detailed invoice for such expenses, whether or not you have already made payment for such expenses.

(F) For a 24-month period after such termination, the Company shall arrange to provide you with life, disability, accident and health insurance benefits substantially similar to those you were receiving immediately prior to the Notice of Termination, provided, however, that should the Company be unable to provide for any such benefits under the terms of the benefit plans, or by law, the Company shall pay you an amount equal to the premiums the Company would have paid for such benefits under such plans.

(G) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise.

Mr.
Orbital Sciences Corporation
May __, 2003

(H) In addition to all other amounts payable to you under this Section 4, you shall be entitled to receive all benefits payable to you under any of the Company’s plans or agreements relating to retirement benefits.

              (iv)  All payments required to be made by the Company hereunder to you shall be subject to the withholding of such amounts relating to Federal, state, local or foreign taxes as the Company reasonably may determine it should withhold pursuant to any applicable law or regulation.

              (v)  Notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding entered into by you with the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal employment agreement or other arrangement for the direct or indirect provision of compensation to you (including groups or classes of participants or beneficiaries of which you are a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for you (a “Benefit Arrangement”), if you are a “disqualified individual,” as defined in Section 280G(c) of the Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provision thereto), any right to receive any payment or other benefit under this Agreement shall not become exercisable or vested (A) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for you under this Agreement, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to you under this Agreement to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and (B) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by you from the Company under this Agreement, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by you without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Agreement, in conjunction with all other rights, payments, or benefits to or for you under any Other Agreement or any Benefit Arrangement would cause you to be considered to have received a Parachute Payment under this Agreement that would have the effect of decreasing the after-tax amount received by you as described in clause (B) of the preceding sentence, then you shall have the right, in your sole discretion, to designate those rights, payments, or benefits under this Agreement, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to you under this Agreement be deemed to be a Parachute Payment.

     5.     Successors; Binding Agreement.

              (i)  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all its business and/or assets

Mr.
Orbital Sciences Corporation
May      , 2003

to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement no later than ten days prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled under section 4(iii), except that for purposes of implementing the foregoing, a date ten days prior to the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, “the Company” shall mean the Company, as hereinbefore defined and any successor to its business and/or assets that assumes and agrees to perform this Agreement by executing and delivering the agreement provided for in this paragraph 5, by operation of law, or otherwise.

              (ii)  This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If you should die while any amount would still be payable to you hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or if there is no such designee, to your estate.

     6.     Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered mail, return receipt requested, postage prepaid, addressed (i) if to the Company, to Orbital Sciences Corporation, 21839 Atlantic Boulevard, Dulles, Virginia 20166, Attn: Secretary of the Company, and (ii) if to you, to the address set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     7.     Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, and this Agreement supersedes all prior agreements between the Company and you with respect to the subject matter herein. The validity, interpretation construction and performance of this Agreement shall be governed by the local laws of the Commonwealth of Virginia (regardless of the laws that might otherwise govern under principles of conflicts of law).

Mr.
Orbital Sciences Corporation
May      , 2003

     8.     Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9.     Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10.     Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Washington, D.C. in accordance with the domestic rules of the American Arbitration Association then in effect. Pending the resolution of such dispute or controversy, the Company will continue to pay you your full base salary in effect when the notice giving rise to the dispute was given and you will continue as a participant in all incentive compensation, stock option, retirement, deferred compensation, pension, life, disability, health and accident plans in which you were participating when the notice giving rise to dispute was given, unless you have already received all benefits payable under Section 4(iii) of this Agreement. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     If this Agreement correctly sets forth our agreement on the subject matter hereof, kindly sign both of the enclosed copies, keeping one for your files and returning the other to the Company.

Sincerely,

ORBITAL SCIENCES CORPORATION

By:     David W. Thompson
           Chairman and Chief Executive Officer

Agreed to:

Name:
Date: